UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

SANTARUS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-50651	33-0734433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 314-5700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Santarus, Inc. 2011 Annual Meeting of Stockholders held on June 17, 2011, stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. As previously reported by the company, the frequency of once every three years received the highest number of votes cast. This vote was consistent with the recommendation of the company’s Board of Directors. Based on these results and other factors, the company’s Board of Directors has determined that the company will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers once every three years until the next required non-binding advisory vote on the frequency of such future non-binding advisory votes.

The information reported under Item 5.07 of the June 17, 2011 Form 8-K is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: September 29, 2011	By: /s/ Gerald T. Proehl
Name: Gerald T. Proehl Title: President and Chief Executive Officer